Exhibit 99.2

ISSUE RELEASE:	INVESTOR CONTACT:	Michelle Berg
Fri., Feb 13, 2015 at 1:15 pm PT		Nordstrom, Inc.
206-303-6072

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Approves 12% Increase in Quarterly Dividend
SEATTLE - Feb. 13, 2015 - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share, an increase of 12% over the previous quarter’s dividend, payable on March 13, 2015 to shareholders of record at the close of business on February 27, 2015.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 292 stores in 38 states, including 116 full-line stores in the United States and one in Canada; 167 Nordstrom Racks; two Jeffrey boutiques; and one clearance store. Nordstrom also serves customers online through Nordstrom.com, Nordstromrack.com and private sale site HauteLook. The company also owns Trunk Club, a personalized clothing service that takes care of customers online at TrunkClub.com and its five showrooms. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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